EXHIBIT NO. 99.9(b)

                              LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 24 to the Registration Statement (File Nos. 2-74959 and 811-3327) (the "Registration Statement") of MFS Government Securities Fund (the "Trust"), of my opinion dated June 23, 1998, appearing in Post-Effective Amendment No. 22 to the Trust's Registration Statement filed with the Securities and Exchange Commission on June 25, 1998.

                                                     JAMES R. BORDEWICK, JR.
                                                     -----------------------
                                                     James R. Bordewick, Jr.
                                                     Assistant Secretary

Boston, Massachusetts
June 23, 2000